SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                   -------------------------

                           FORM 8-K


                        Current Report
              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): June 18, 2003



                       HEALTH & LEISURE, INC.
                     --------------------------
        (Exact name of Registrant as specified in its charter)


    Delaware                    0-15807         31-1190725
    ---------                   --------       -----------
(State or other jurisdiction   (Commission    (IRS Employer
       of incorporation)       File Number)   Identification No.)

       203 East Broad Street, Columbus, Ohio         43215
        -------------------------------------       -------
       (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:  (614) 228-2225


Item 5. Other Events and Regulation FD Disclosure

On June 14, 2003 the Company issued the following press release announcing the Company's entering into a definitive merger agreement with Marketshare Recovery, Inc. a New York
Corporation.  The press release is as follows:

NEWS RELEASE
FOR IMMEDIATE RELEASE

Health & Leisure, Inc. Signs Definitive Merger Agreement With
Marketshare Recovery, Inc.

Columbus, OH USA - On June 13th, 2003, Health & Leisure, Inc., signed an Agreement with Marketshare Recovery, Inc., an electronic direct marketing and media firm. Under the terms of the agreement, Health & Leisure, inc., will acquire 100% of the total outstanding capital stock of Marketshare
Recovery, Inc., a New York Corporation, combining the entities. Health & Leisure, Inc. is a publicly held and traded Delaware Corporation, which trades on the NASD
OTCBB under the symbol HLLS.

Raymond H.Barton, President and CEO of MarketshareRecovery
Inc., stated, "We are very excited about this transaction.
Our exponential growth over the past several years demonstrates that Marketshare Recovery is attracting consumers by helping them save time and money by delivering valuable advertising campaigns more effectively."

Mr. Barton further stated, "Our business strategy is to become a leader in our industry by continuing to build our subscriber base through direct marketing and acquisitions."

Concurrent with this transaction, Venture Sum, Inc. a Delaware corporation and a wholly-owned subsidiary of Health & Leisure Inc., will be merged into Marketshare
Recovery, Inc., and the separate existence of Venture
Sum Inc. will cease. Marketshare Recovery, Inc., as surviving corporation in this merger, shall continue it's corporate existence as a wholly owned subsidiary of Health & Leisure, Inc.

The combination transaction when completed will result in a restructuring of Health & Leisure, Inc. management, board, and ownership. Marketshare Recovery, Inc. will have a controlling number of shares. The officers and Directors of Health & Leisure, Inc. will resign and the current business of Marketshare Recovery, Inc.
will continue under the current management of Marketshare Recovery, Inc.

About Marketshare Recovery, Inc.:
Marketshare Recovery, Inc. is an electronic direct marketing firm that provides direct email solutions helping marketers reach their target consumers. The firm combines a broad distribution network, wide demographics with superior customer service enabling advertisers to target customers for their products and services utilizing our registered subscriber base of over 60 million.

Additional information will be released when this transaction is completed.

For further information, please contact:
Marketshare Recovery, Inc., Ray Barton, President
(631) 385-0007


Forward Looking Statement
This press release may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact. Our expectations regarding future revenues depend upon our ability to develop and supply products, which we may not produce today and that meet defined specifications. When used in this press release, the words "plan", "expect", "believe", and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets.



SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH & LEISURE, INC.



Date:  June 18, 2003                    By: /s/ Robert M. Feldman
                                           ----------------------
                                           Robert M. Feldman,
                                           President